CERTIFICATE NUMBER: «Number»

RAD DIVERSIFIED REIT, INC.

NUMBER OF SHARES: «Quantity»

INCORPORATED UNDER MARYLAND STATE LAW

COMMON SHARES

RAD DIVERSIFIED REIT, INC.

NOTICE IS HEREBY GIVEN that the redemption, sale, assignment, transfer, pledge or other disposition of the shares of common stock represented by this certificate are subject to certain restrictions which are set forth in the articles of incorporation, the bylaws of this corporation, and a subscription agreement between the corporation and the holder of these securities – copies of these documents are on file in the office of the secretary of the corporation, and the corporation will furnish upon request and without charge a list of designations, preferences, limitations and relative rights. All stock of the corporation shall be subject to these restrictions and have endorsed thereon the appropriate notice contained in this paragraph.

THIS IS TO CERTIFY THAT «Name» IS THE OWNER OF «Quantity» FULLY PAID AND NON-ASSESSABLE SHARES.

DATE: «Date»

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PRESIDENT

Stock ID Number:
«ID»

____
SECRETARY